Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements of Elbit Vision Systems Ltd. (the “Company”) on Form S-8 (File No.333-144991) of our report dated May 12, 2014, relating to the consolidated financial statements of the Company included in this Amendment No. 1 to the Annual Report on Form 20-F for the year ended December 31, 2013.

Brightman Almagor Zohar & Co.
Certified Public Accountants
A Member of Deloitte Touche Tohmatsu
Tel-Aviv, Israel
May 12, 2014